EXHIBIT 99.1

FOR IMMEDIATE RELEASE
April 17, 2018
Contact: Investor Inquiries:
Casey Farrell
972-801-5871/ShareholderRelations@LegacyTexasFinancialGroup.com
Media Inquiries:
Jennifer Dexter
972-461-7157/Jennifer.Dexter@LegacyTexas.com

LegacyTexas Financial Group, Inc. Reports First Quarter 2018 Earnings

PLANO, Texas, April 17, 2018 -- LegacyTexas Financial Group, Inc. (Nasdaq: LTXB) (the “Company”), the holding company for LegacyTexas Bank (the “Bank”), today announced net income of $25.8 million for the first quarter of 2018, an increase of $11.1 million from the fourth quarter of 2017 and $7.6 million from the first quarter of 2017. Net income for the fourth quarter of 2017 included a $13.5 million income tax adjustment to the Company's deferred tax asset related to the December 22, 2017 enactment of the Tax Cuts and Jobs Act, with no comparable charge in the 2018 period.

"The LegacyTexas team of bankers continues to execute on our strategies and grow our customer relationships on both the loan and deposit sides of our business," said President and CEO Kevin Hanigan. "I am particularly pleased with our improved asset quality and the continued growth in non-interest-bearing deposits. These improvements are paramount to accelerating our already strong earnings power."

First Quarter 2018 Performance Highlights

•	Company assets of $8.87 billion generated basic earnings per share for the first quarter of 2018 of $0.55 on a GAAP basis and $0.52 on a core (non-GAAP) basis.

•
Gross loans held for investment at March 31, 2018, excluding Warehouse Purchase Program loans, grew $85.9 million from December 31, 2017, which includes linked-quarter increases in commercial real estate, commercial and industrial and consumer real estate loans.

•	Non-performing loans declined by $44.6 million, or 47.2%, from December 31, 2017, totaling $49.8 million at March 31, 2018.

•
The Company's efforts to grow non-interest-bearing demand deposits resulted in a linked-quarter increase in these deposits of $45.4 million to $1.68 billion at March 31, 2018. Non-interest-bearing deposits totaled 24.2% of total deposits at March 31, 2018.

•
Return on average assets for the quarter ended March 31, 2018 was 1.19%, compared to 0.66% for the quarter ended December 31, 2017, while core (non-GAAP) return on average assets for the quarter ended March 31, 2018 was 1.13%, compared to 1.27% for the quarter ended December 31, 2017.

Financial Highlights

	At or For the Quarters Ended
(unaudited)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017
	(Dollars in thousands, except per share amounts)
Net interest income	$78,613	$80,199	$76,548
Provision for credit losses	15,663	3,743	22,301
Non-interest income	12,898	6,901	12,130
Non-interest expense	43,879	40,708	39,752
Income tax expense	6,207	27,989	8,435
Net income	$25,762	$14,660	$18,190

Basic earnings per common share	$0.55	$0.31	$0.39
Basic core (non-GAAP) earnings per common share[1]	$0.52	$0.60	$0.37
Weighted average common shares outstanding - basic	46,872,333	46,729,160	46,453,658
Estimated Tier 1 common equity risk-based capital ratio[2]	9.91%	9.40%	9.29%
Total equity to total assets	11.05%	10.56%	10.67%
Tangible common equity to tangible assets - Non-GAAP[1]	9.22%	8.77%	8.73%

[1]	See the section labeled "Supplemental Information - Non-GAAP Financial Measures" at the end of this document.

[2]	Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

Core (non-GAAP) net income (which is net income adjusted for the impact of infrequent or non-recurring items) totaled $24.5 million for the quarter ended March 31, 2018, down $3.6 million from the fourth quarter of 2017 and up $7.2 million from the first quarter of 2017. Basic earnings per share for the quarter ended March 31, 2018 was $0.55, an increase of $0.24 from the fourth quarter of 2017 and $0.16 from the first quarter of 2017. Basic core (non-GAAP) earnings per share for the first quarter of 2018 was $0.52, down $0.08 from the fourth quarter of 2017 and up $0.15 from the first quarter of 2017. The reconciliation of non-GAAP measures, which the Company believes facilitates the assessment of its banking operations and peer comparability, is included in tabular form at the end of this release.

Net Interest Income and Net Interest Margin

	For the Quarters Ended
(unaudited)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017
	(Dollars in thousands)
Interest income:
Loans held for investment, excluding Warehouse Purchase Program loans [1]	$80,348	$79,564	$75,917
Warehouse Purchase Program loans [1]	10,071	11,568	7,064
Loans held for sale	212	202	122
Securities	4,066	3,979	3,701
Interest-earning deposit accounts	969	798	732
Total interest income	$95,666	$96,111	$87,536
Net interest income	$78,613	$80,199	$76,548
Net interest margin	3.85%	3.78%	4.00%
Selected average balances:
Total earning assets	$8,252,997	$8,426,339	$7,734,253
Total loans held for investment	7,343,539	7,533,172	6,759,556
Total securities	648,534	648,917	629,366
Total deposits	6,726,289	6,759,364	6,163,863
Total borrowings	877,502	1,007,747	1,040,835
Total non-interest-bearing demand deposits	1,576,792	1,568,665	1,341,315
Total interest-bearing liabilities	6,026,999	6,198,446	5,863,383
1 All periods include a reclassification of three Warehouse relationships from the commercial and industrial category to the Warehouse Purchase Program category, which totaled $1.4 million, $1.6 million and $1.0 million in interest income during the quarters ended March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

Net interest income for the quarter ended March 31, 2018 was $78.6 million, a $1.6 million decrease from the fourth quarter of 2017 and a $2.1 million increase from the first quarter of 2017. The commercial real estate, Warehouse Purchase Program, commercial and industrial and construction and land loan portfolios were negatively impacted by the first quarter of 2018 having 90 days in the period compared to 92 days in the fourth quarter of 2017. A $39.8 million increase in the average balance of the commercial and industrial loan portfolio to $1.90 billion from the fourth quarter of 2017 partially offset linked-quarter average balance declines in the commercial real estate and construction and land portfolios of $37.8 million and $17.1 million, respectively. The average yield earned on the commercial and industrial portfolio for the quarter ended March 31, 2018 was positively impacted by a 25 basis point increase in the Fed Funds rate in December 2017, as well as the resolution of three non-performing energy relationships, which converted non-performing loans to earning assets. Interest income earned on commercial and industrial loans increased by $1.8 million for the quarter ended March 31, 2018 compared to the fourth quarter of 2017, while interest income earned on the commercial real estate portfolio declined by $1.0 million for the same period. The average balance of consumer real estate loans increased by $21.2 million to $1.23 billion from the fourth quarter of 2017, resulting in a $290,000 increase in interest income, while interest income earned on construction and land loans declined by $201,000 for the same period.

Interest income earned on Warehouse Purchase Program loans decreased by $1.5 million from the fourth quarter of 2017, as a 28 basis point increase in the average yield partially offset a $197.6 million decrease in the average balance compared to the linked quarter. Interest income on loans for the first quarter of 2018 included $513,000 in accretion of purchase accounting fair value adjustments on acquired loans, which included $237,000 on acquired commercial real estate loans, $67,000 on acquired commercial and industrial loans, $8,000 on acquired construction and land loans and $201,000 on acquired consumer loans.

The $2.1 million increase in net interest income compared to the first quarter of 2017 was primarily due to a $7.5 million increase in interest income on loans, which was driven by increased volume in all loan portfolios with the exception of construction and land and other consumer loans, as well as higher yields earned on the commercial real estate, Warehouse Purchase Program, consumer real estate and other consumer loan portfolios. The average balance of commercial real estate loans increased by $268.9 million from the first quarter of 2017, resulting in a $3.6 million increase in interest income, while the average balance of consumer real estate loans increased by $136.9 million for the same period, which led to a $1.6 million increase in interest income. Although the average balance of commercial and industrial loans increased by $55.7 million from the first quarter of 2017, the average yield earned on this portfolio decreased by 25 basis points for the same period, resulting in a $429,000 decrease in interest income. The average yield earned on commercial and industrial loans for the first quarter of 2017 included the amortization of a $4.7 million discount on a purchased energy loan, which positively impacted the average yield on commercial and industrial loans for the first quarter of 2017 by 96 basis points, an impact that was not repeated in the first quarter of 2018. The average balance of Warehouse Purchase Program loans increased by $147.1 million from the first quarter of 2017, while the average yield earned on this portfolio increased by 73 basis points, resulting in a $3.0 million increase in interest income.

Interest expense for the quarter ended March 31, 2018 increased by $1.1 million compared to the linked quarter, which was primarily due to higher average deposit and borrowing rates, as well as increases of $79.8 million and $45.5 million in the average balances of time and interest-bearing demand deposits, respectively, compared to the fourth quarter of 2017. A $130.2 million decrease in the average balance of borrowings was offset by a 37 basis point increase in the average rate paid for borrowings, resulting in a $63,000 linked-quarter increase in interest expense on borrowed funds.

Compared to the first quarter of 2017, interest expense for the quarter ended March 31, 2018 increased by $6.1 million, primarily due to higher average deposit and borrowing rates, as well as increases of $118.7 million, $115.9 million and $92.3 million in the average balances of time, interest-bearing demand and savings and money market deposits, respectively, compared to the first quarter of 2017. A $163.3 million decrease in the average balance of borrowings from the first quarter of 2017 was offset by an 81 basis point increase in the average rate, resulting in a $1.1 million year-over-year increase in interest expense on borrowed funds.

The net interest margin for the first quarter of 2018 was 3.85%, a seven basis point increase from the fourth quarter of 2017 and a 15 basis point decrease from the first quarter of 2017. Approximately 24 basis points of the net interest margin for the quarter ended March 31, 2017 was related to the amortization of the purchased loan discount discussed above. The average yield on earning assets for the first quarter of 2018 was 4.69%, a 16 basis point increase from the fourth quarter of 2017 and an 11 basis point increase from the first quarter of 2017. The cost of deposits for the first quarter of 2018 was 0.73%, up nine basis points from the linked quarter and up 26 basis points from the first quarter of 2017.

Non-interest Income

Non-interest income for the first quarter of 2018 was $12.9 million, a $6.0 million increase from the fourth quarter of 2017 and a $768,000 increase from the first quarter of 2017. Gain (loss) on sale and disposition of assets for the first quarter of 2018 included $2.3 million in proceeds resulting from an insurance settlement related to a misappropriation of approximately $2.5 million in vault cash from one of the former LegacyTexas Bank branches it acquired in 2015, while gain (loss) on sale and disposition of assets for the fourth quarter of 2017 included a $3.9 million write-down on a foreclosed property. The $359,000 increase in other non-interest income from the fourth quarter of 2017 was primarily caused by a $402,000 yield maintenance fee on a bond pre-payment received in the first quarter of 2018. Service charges and other fees decreased by $197,000 from the fourth quarter of 2017, which was primarily due to a $294,000 decrease in Warehouse Purchase Program fee income, a $167,000 decrease in insufficient funds fees, and a $149,000 decrease in commercial loan fee income (consisting of syndication, arrangement, non-usage and pre-payment fees). These declines in service charges and other fees compared to the linked quarter were partially offset by a $329,000 increase in title premiums compared to the fourth quarter of 2017. The Company recognized $1.8 million in net gains on the sale of mortgage loans held for sale during the first quarter of 2018, which included gains recognized on $49.1 million of one-to four-family mortgage loans that were sold or committed for sale during the first quarter of 2018 and fair value changes on mortgage derivatives and mortgage fees collected, compared to $1.6 million in comparable net gains recorded during the fourth quarter of 2017 on $46.7 million of one-to four-family mortgage loans sold or committed for sale.

The $768,000 increase in non-interest income from the first quarter of 2017 was primarily due to an $814,000 increase in gain (loss) on sale and disposition of assets due to the above-mentioned insurance settlement proceeds received in the first quarter of 2018, while gain (loss) on sale and disposition of assets for the first quarter of 2017 included a $1.3 million gain on the sale of a parcel of land. Service charges and other fees decreased by $504,000, which was driven by a $397,000 decrease in title premiums and a $263,000 decrease in brokerage income after the Company discontinued its brokerage services in the third quarter of 2017. These declines in service charges and other fees compared to the 2017 period were partially offset by a $217,000 increase in debit card interchange income. Other non-interest income for the first quarter of 2018 included the above-mentioned yield maintenance fee on a bond prepayment, which drove the $361,000 increase from the first quarter of 2017. Net gains on the sale of mortgage loans held for sale during the first quarter of 2018 increased by $181,000 compared to the first quarter of 2017, which included gains recognized on $39.6 million of one-to four-family mortgage loans that were sold or committed for sale and fair value changes on mortgage derivatives and mortgage fees collected during the 2017 period, compared to $49.1 million for the first quarter of 2018.

Non-interest Expenses

Non-interest expense for the quarter ended March 31, 2018 was $43.9 million, a $3.2 million increase from the fourth quarter of 2017 and a $4.1 million increase from the first quarter of 2017. Salaries and employee benefits expense increased by $4.0 million from the fourth quarter of 2017, driven by a $1.1 million increase in payroll taxes related to Social Security wage base limits starting over at the beginning of the year, as well as higher salary costs attributable to merit increases granted in the first quarter of 2018. Performance incentive accruals were also higher during the 2018 period, as these accruals were reduced in the fourth quarter of 2017 related to higher levels of non-performing loans. In connection with the enactment of the Tax Cuts and Jobs Act, in the first quarter of 2018, the Company awarded all full-time employees whose salary was under $100,000 a $1,000 bonus, which resulted in $679,000 of additional salary expense, and increased the Company's minimum wage to $15 from $11 per hour for all non-commission-based employees. The linked-quarter increase in salaries and employee benefits expense was partially offset by lower advertising expense of $514,000 due to a lower number of events and sponsorships compared to the linked quarter, as well as lower other non-interest expense of $327,000 primarily due to lower lending expenses.

The $4.1 million increase in non-interest expense from the first quarter of 2017 was primarily due to a $2.6 million increase in salaries and employee benefits expense, which was driven by higher performance incentive accruals, payroll taxes, share-based compensation expense and merit increases in the 2018 period, as well as the above-mentioned bonus and minimum wage increase related to tax reform. A reduction in full-time equivalent employees in the technology area partially offset the $808,000 increase in data processing expense compared to the first quarter of 2017, as the Company has outsourced certain segments of its data processing operations.

Financial Condition - Loans

Gross loans held for investment at March 31, 2018, excluding Warehouse Purchase Program loans, grew $85.9 million from December 31, 2017, which included growth in commercial real estate, commercial and industrial and consumer real estate loans. Commercial real estate, commercial and industrial and consumer real estate loans at March 31, 2018 increased by $34.4 million, $40.4 million and $39.0 million, respectively, from December 31, 2017. These increases were partially offset by a $25.7 million decline in construction and land loans and a $2.2 million decline in other consumer loans. Included at all dates presented is a reclassification of three Warehouse relationships from the commercial and industrial category to the Warehouse Purchase Program category. At March 31, 2018, December 31, 2017 and March 31, 2017, these reclassified relationships totaled $144.3 million, $166.3 million and $197.7 million, respectively.

Compared to March 31, 2017, gross loans held for investment, excluding Warehouse Purchase Program loans, grew $501.5 million, which included growth in commercial real estate, commercial and industrial and consumer real estate loans. On a year-over-year basis, commercial real estate, commercial and industrial and consumer real estate loans increased by $267.3 million, $136.8 million and $143.0 million, respectively. These year-over-year increases were partially offset by declines of $38.0 million and $7.4 million in construction and land and other consumer loans, respectively.

At March 31, 2018, Warehouse Purchase Program loans decreased by $301.0 million compared to December 31, 2017 and by $24.8 million compared to March 31, 2017. These amounts include the above-mentioned balance reclassification from the commercial and industrial loan category.

Reserve-based energy loans, which are secured by deeds of trust on properties containing proven oil and natural gas reserves and included in the Company's commercial and industrial loan portfolio, totaled $524.1 million at March 31, 2018, down $7.6 million from $531.7 million at December 31, 2017 and up $20.1 million from $504.0 million at March 31, 2017. In addition to reserve-based energy loans, the Company has loans categorized as "Midstream and Other," which are typically related to the transmission of oil and natural gas and would only be indirectly impacted by declining commodity prices. At March 31, 2018, "Midstream and Other" loans had a total outstanding balance of $23.2 million, up $7.8 million from $15.4 million at December 31, 2017 and down $19.9 million from $43.1 million at March 31, 2017.

Financial Condition - Deposits

Total deposits at March 31, 2018 increased by $186.7 million from December 31, 2017, which included growth of $202.2 million in time deposits and $45.4 million in non-interest-bearing demand deposits. These increases were partially offset by declines from December 31, 2017 of $32.6 million and $28.3 million in interest-bearing demand and savings and money market balances, respectively.

Compared to March 31, 2017, total deposits increased by $574.8 million, which included growth in all deposit categories. Non-interest-bearing demand and interest-bearing demand deposits increased by $231.4 million and $123.7 million, respectively, while time and savings and money market deposits increased by $192.2 million and $27.5 million, respectively, from March 31, 2017.

Credit Quality

	At or For the Quarters Ended
(unaudited)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017
	(Dollars in thousands)
Net charge-offs	$12,428	$2,643	$16,620
Net charge-offs/Average loans held for investment, excluding Warehouse Purchase Program loans[1]	0.78%	0.17%	1.12%
Net charge-offs/Average loans held for investment	0.68	0.14	0.98
Provision for credit losses	$15,663	$3,743	$22,301
Non-performing loans ("NPLs")	49,836	94,403	107,404
NPLs/Total loans held for investment, excluding Warehouse Purchase Program loans[1]	0.76%	1.46%	1.77%
NPLs/Total loans held for investment	0.66	1.21	1.51
Non-performing assets ("NPAs")	$57,996	$102,835	$121,058
NPAs to total assets	0.65%	1.13%	1.43%
NPAs/Loans held for investment and foreclosed assets, excluding Warehouse Purchase Program loans[1]	0.88	1.58	1.99
NPAs/Loans held for investment and foreclosed assets	0.76	1.32	1.70
Allowance for loan losses	$74,508	$71,301	$70,656
Allowance for loan losses/Total loans held for investment, excluding Warehouse Purchase Program loans[1]	1.13%	1.10%	1.16%
Allowance for loan losses/Total loans held for investment	0.98	0.91	0.99
Allowance for loan losses/Total loans held for investment, excluding acquired loans & Warehouse Purchase Program loans[1,2]	1.20	1.17	1.27
Allowance for loan losses/NPLs	149.51	75.53	65.79

[1]	All dates and periods include a reclassification of three Warehouse relationships from the commercial and industrial category to the Warehouse Purchase Program category.

[2]	Excludes loans acquired in the Highlands and LegacyTexas transactions, which were initially recorded at fair value.

The Company recorded a provision for credit losses of $15.7 million for the quarter ended March 31, 2018, an increase of $11.9 million from the quarter ended December 31, 2017 and a decrease of $6.6 million from the quarter ended March 31, 2017. The increase in provision expense on a linked-quarter basis was primarily related to a $10.5 million charge-off recorded during the first quarter of 2018 in connection with the resolution of a $36.7 million reserve-based energy relationship, classified as non-performing and impaired in the prior period, through a new loan to a new borrower, which was a classified performing loan at March 31, 2018. Additionally, the allowance for loan losses allocated to the Company's $38.8 million corporate healthcare finance portfolio increased to $10.9 million at March 31, 2018, up $7.5 million from December 31, 2017. The decrease in provision expense on a year-over-year basis was primarily due to a $16.4 million charge-off recorded during the first quarter of 2017 related to a corporate healthcare finance relationship. At March 31, 2018, the allowance for loan losses allocated to the Company's $547.3 million energy loan portfolio totaled $17.0 million.

The below table shows criticized (rated "special mention") and classified (rated "substandard" or "doubtful") loans at March 31, 2018, December 31, 2017 and March 31, 2017.

	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Linked-Quarter Change	Year-over-Year Change
	(Dollars in thousands)
Commercial real estate	$19,929	$30,656	$7,906	$(10,727)	$12,023
Commercial and industrial, excluding energy	11,037	15,496	21,190	(4,459)	(10,153)
Energy	27,255	27,665	72,026	(410)	(44,771)
Consumer	1,377	1,409	1,541	(32)	(164)
Total criticized (all performing)	$59,598	$75,226	$102,663	$(15,628)	$(43,065)

Commercial real estate	$3,865	$3,893	$8,382	$(28)	$(4,517)
Commercial and industrial, excluding energy	1,325	1,295	7,517	30	(6,192)
Energy	38,456	11,352	—	27,104	38,456
Construction and land	—	—	84	—	(84)
Consumer	2,627	2,823	2,458	(196)	169
Total classified performing	46,273	19,363	18,441	26,910	27,832

Commercial real estate	3,748	4,134	4,337	(386)	(589)
Commercial and industrial, excluding energy	25,037	25,579	19,219	(542)	5,818
Energy	15,418	58,424	75,284	(43,006)	(59,866)
Construction and land	—	—	310	—	(310)
Consumer	5,633	6,266	8,254	(633)	(2,621)
Total classified non-performing	49,836	94,403	107,404	(44,567)	(57,568)

Total classified loans	$96,109	$113,766	$125,845	$(17,657)	$(29,736)

Conference Call

The Company will host an investor conference call to review the results on Wednesday, April 18, 2018 at 8 a.m. Central Time. Participants may pre-register for the call by visiting http://dpregister.com/10118915 and will receive a unique PIN, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call (toll-free) 877-513-4119 at least five minutes prior to the call to be placed into the call by an operator. International participants are asked to call 1-412-902-4148 and participants in Canada are asked to call (toll-free) 855-669-9657.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.legacytexasfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 877-344-7529, Conference #10118915. This replay will be available until May 18, 2018.

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is the holding company for LegacyTexas Bank, a commercially oriented community bank based in Plano, Texas. LegacyTexas Bank operates 43 banking offices in the Dallas/Fort Worth Metroplex and surrounding counties. For more information, please visit www.LegacyTexasFinancialGroup.com or www.LegacyTexas.com.
This document and other filings by LegacyTexas Financial Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), as well as press releases or other public or stockholder communications released by the Company, may contain forward-looking statements, including, but not limited to, (i) statements regarding the financial condition, results of operations and business of the Company, (ii) statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts and (iii) other statements identified by the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions that are intended to identify "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the expected cost savings, synergies and other financial benefits from acquisition or disposition transactions might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; fluctuations in the price of oil, natural gas and other commodities; competition; changes in management’s business strategies; changes in the regulatory and tax environments in which the Company operates, including the impact of the "Tax Cuts and Jobs Act" (the "TCJA") on the Company's deferred tax asset, and the anticipated impact of the TCJA on the Company's future earnings; and other factors set forth in the Company's filings with the SEC.
The factors listed above could materially affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.
The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. When considering forward-looking statements, you should keep in mind these risks and uncertainties. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by any forward-looking statements.

LegacyTexas Financial Group, Inc. Consolidated Balance Sheets (unaudited)

(Dollars in thousands) ASSETS	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Cash and due from financial institutions	$51,824	$61,713	$58,776	$61,989	$60,073
Short-term interest-bearing deposits in other financial institutions	243,080	231,743	268,567	256,251	294,955
Total cash and cash equivalents	294,904	293,456	327,343	318,240	355,028
Securities available for sale, at fair value	431,413	419,717	410,450	397,957	381,831
Securities held to maturity	156,898	173,509	180,968	191,578	200,541
Total securities	588,311	593,226	591,418	589,535	582,372
Loans held for sale	31,123	16,707	25,955	19,374	19,315
Loans held for investment:
Loans held for investment - Warehouse Purchase Program [1]	1,019,840	1,320,846	1,360,219	1,497,211	1,044,649
Loans held for investment [1]	6,569,123	6,483,192	6,385,602	6,168,790	6,067,587
Gross loans	7,620,086	7,820,745	7,771,776	7,685,375	7,131,551
Less: allowance for loan losses and deferred fees on loans held for investment	(66,878)	(64,921)	(64,632)	(70,642)	(67,834)
Net loans	7,553,208	7,755,824	7,707,144	7,614,733	7,063,717
FHLB stock and other restricted securities, at cost	46,842	64,790	50,333	56,618	43,156
Bank-owned life insurance	57,999	57,684	57,383	57,078	56,768
Premises and equipment, net	70,427	69,693	70,052	71,068	72,312
Goodwill	178,559	178,559	178,559	178,559	178,559
Other assets	75,374	72,964	86,380	84,544	84,630
Total assets	$8,865,624	$9,086,196	$9,068,612	$8,970,375	$8,436,542

LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest-bearing demand	$1,681,067	$1,635,622	$1,529,052	$1,522,856	$1,449,656
Interest-bearing demand	996,737	1,029,375	889,627	893,544	873,085
Savings and money market	2,707,046	2,735,296	2,967,672	2,685,627	2,679,538
Time	1,569,557	1,367,390	1,374,017	1,460,479	1,377,367
Total deposits	6,954,407	6,767,683	6,760,368	6,562,506	6,379,646
FHLB advances	604,562	1,043,163	998,146	1,151,682	830,195
Repurchase agreements	76,610	84,676	81,073	73,433	76,880
Subordinated debt	134,645	134,522	134,400	134,277	134,155
Accrued expenses and other liabilities	115,906	96,278	144,533	123,194	115,749
Total liabilities	7,886,130	8,126,322	8,118,520	8,045,092	7,536,625
Common stock	483	481	480	480	479
Additional paid-in capital	609,046	603,884	598,820	595,730	592,159
Retained earnings	389,653	370,858	363,890	342,384	321,648
Accumulated other comprehensive income (loss), net	(7,899)	(3,429)	(1,045)	(1,125)	(2,051)
Unearned Employee Stock Ownership Plan (ESOP) shares	(11,789)	(11,920)	(12,053)	(12,186)	(12,318)
Total shareholders’ equity	979,494	959,874	950,092	925,283	899,917
Total liabilities and shareholders’ equity	$8,865,624	$9,086,196	$9,068,612	$8,970,375	$8,436,542
1 All periods include a reclassification of three Warehouse relationships from the commercial and industrial category to the Warehouse Purchase Program category.

LegacyTexas Financial Group, Inc.
Consolidated Quarterly Statements of Income (unaudited)

	For the Quarters Ended					First Quarter 2018 Compared to:
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Fourth Quarter 2017		First Quarter 2017
Interest and dividend income		(Dollars in thousands)
Loans, including fees	$90,631	$91,334	$89,084	$83,917	$83,103	$(703)	(0.8)%	$7,528	9.1%
Taxable securities	2,911	2,819	2,694	2,725	2,562	92	3.3	349	13.6
Nontaxable securities	675	700	713	739	755	(25)	(3.6)	(80)	(10.6)
Interest-bearing deposits in other financial institutions	969	798	1,524	955	732	171	21.4	237	32.4
FHLB and Federal Reserve Bank stock and other	480	460	448	411	384	20	4.3	96	25.0
	95,666	96,111	94,463	88,747	87,536	(445)	(0.5)	8,130	9.3
Interest expense
Deposits	12,032	10,954	10,271	8,359	7,110	1,078	9.8	4,922	69.2
FHLB advances	2,680	2,647	2,944	2,427	1,632	33	1.2	1,048	64.2
Repurchase agreements and other borrowings	2,341	2,311	2,284	2,241	2,246	30	1.3	95	4.2
	17,053	15,912	15,499	13,027	10,988	1,141	7.2	6,065	55.2
Net interest income	78,613	80,199	78,964	75,720	76,548	(1,586)	(2.0)	2,065	2.7
Provision for credit losses	15,663	3,743	7,157	6,255	22,301	11,920	318.5	(6,638)	(29.8)
Net interest income after provision for credit losses	62,950	76,456	71,807	69,465	54,247	(13,506)	(17.7)	8,703	16.0
Non-interest income
Service charges and other fees	7,927	8,124	9,291	9,896	8,431	(197)	(2.4)	(504)	(6.0)
Net gain on sale of mortgage loans held for sale	1,809	1,556	1,982	2,156	1,628	253	16.3	181	11.1
Bank-owned life insurance income	447	430	435	440	422	17	4.0	25	5.9
Net gain (loss) on securities transactions	(128)	—	(20)	—	(19)	(128)	N/M	(109)	N/M
Gain (loss) on sale and disposition of assets	2,213	(3,480)	352	157	1,399	5,693	N/M	814	58.2
Other	630	271	186	(324)	269	359	132.5	361	134.2
	12,898	6,901	12,226	12,325	12,130	5,997	86.9	768	6.3

	For the Quarters Ended					First Quarter 2018 Compared to:
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Fourth Quarter 2017		First Quarter 2017

Non-interest expense	(Dollars in thousands)
Salaries and employee benefits	27,076	23,126	24,175	23,391	24,444	3,950	17.1	2,632	10.8
Advertising	888	1,402	980	1,179	817	(514)	(36.7)	71	8.7
Occupancy and equipment	3,860	3,776	3,299	3,656	3,654	84	2.2	206	5.6
Outside professional services	1,250	1,300	1,230	1,203	1,156	(50)	(3.8)	94	8.1
Regulatory assessments	1,154	1,212	1,011	1,271	985	(58)	(4.8)	169	17.2
Data processing	4,703	4,737	4,287	3,877	3,895	(34)	(0.7)	808	20.7
Office operations	2,300	2,180	2,378	2,404	2,276	120	5.5	24	1.1
Other	2,648	2,975	2,935	2,608	2,525	(327)	(11.0)	123	4.9
	43,879	40,708	40,295	39,589	39,752	3,171	7.8	4,127	10.4
Income before income tax expense	31,969	42,649	43,738	42,201	26,625	(10,680)	(25.0)	5,344	20.1
Income tax expense	6,207	27,989	15,029	14,266	8,435	(21,782)	(77.8)	(2,228)	(26.4)
Net income	$25,762	$14,660	$28,709	$27,935	$18,190	$11,102	75.7%	$7,572	41.6%
N/M - Not meaningful

LegacyTexas Financial Group, Inc.
Selected Quarterly Financial Highlights (unaudited)

	At or For the Quarters Ended
	March 31, 2018	December 31, 2017	March 31, 2017
SHARE DATA:	(Dollars in thousands, except per share amounts)
Weighted average common shares outstanding- basic	46,872,333	46,729,160	46,453,658
Weighted average common shares outstanding- diluted	47,564,587	47,290,308	47,060,306
Shares outstanding at end of period	48,264,966	48,117,390	47,940,133
Income available to common shareholders[1]	$25,687	$14,613	$18,111
Basic earnings per common share	0.55	0.31	0.39
Basic core (non-GAAP) earnings per common share[2]	0.52	0.60	0.37
Diluted earnings per common share	0.54	0.31	0.38
Dividends declared per share	0.16	0.16	0.15
Total shareholders' equity	979,494	959,874	899,917
Common shareholders' equity per share (book value per share)	20.29	19.95	18.77
Tangible book value per share - Non-GAAP[2]	16.59	16.23	15.03
Market value per share for the quarter:
High	45.82	43.03	44.19
Low	41.68	36.73	38.41
Close	42.82	42.21	39.90
KEY RATIOS:
Return on average common shareholders' equity	10.59%	6.09%	8.08%
Core (non-GAAP) return on average common shareholders' equity[2]	10.08	11.69	7.71
Return on average assets	1.19	0.66	0.89
Core (non-GAAP) return on average assets[2]	1.13	1.27	0.85
Efficiency ratio (GAAP basis)	47.95	46.74	44.83
Core (non-GAAP) efficiency ratio[2]	48.40	46.74	45.50
Estimated Tier 1 common equity risk-based capital ratio[3]	9.91	9.40	9.29
Estimated total risk-based capital ratio[3]	12.49	11.87	11.93
Estimated Tier 1 risk-based capital ratio[3]	10.06	9.54	9.44
Estimated Tier 1 leverage ratio[3]	9.64	9.17	9.19
Total equity to total assets	11.05	10.56	10.67
Tangible equity to tangible assets - Non-GAAP[2]	9.22	8.77	8.73
Number of employees- full-time equivalent	851	853	865

[1]	Net of distributed and undistributed earnings to participating securities.

[2]	See the section labeled "Supplemental Information - Non-GAAP Financial Measures" at the end of this document.

[3]	Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

LegacyTexas Financial Group, Inc.
Selected Loan Data (unaudited)

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Loans held for investment:	(Dollars in thousands)
Commercial real estate	$3,053,750	$3,019,339	$3,016,533	$2,817,443	$2,786,477
Warehouse Purchase Program [1]	1,019,840	1,320,846	1,360,219	1,497,211	1,044,649
Commercial and industrial [1]	1,967,443	1,927,049	1,842,345	1,879,209	1,830,671
Construction and land	252,213	277,864	282,536	270,050	290,258
Consumer real estate	1,252,433	1,213,434	1,197,911	1,154,353	1,109,459
Other consumer	43,284	45,506	46,277	47,735	50,722
Gross loans held for investment	$7,588,963	$7,804,038	$7,745,821	$7,666,001	$7,112,236
Non-performing assets:
Commercial real estate	$3,748	$4,134	$4,064	$4,201	$4,337
Commercial and industrial	40,455	84,003	65,560	87,599	94,503
Construction and land	—	—	—	—	310
Consumer real estate	5,548	6,190	7,175	7,265	7,193
Other consumer	85	76	116	131	1,061
Total non-performing loans	49,836	94,403	76,915	99,196	107,404
Foreclosed assets	8,160	8,432	13,585	13,283	13,654
Total non-performing assets	$57,996	$102,835	$90,500	$112,479	$121,058
Total non-performing assets to total assets	0.65%	1.13%	1.00%	1.25%	1.43%
Total non-performing loans to total loans held for investment, excluding Warehouse Purchase Program loans [1]	0.76%	1.46%	1.20%	1.61%	1.77%
Total non-performing loans to total loans held for investment	0.66%	1.21%	0.99%	1.29%	1.51%
Allowance for loan losses to non-performing loans	149.51%	75.53%	91.07%	75.70%	65.79%
Allowance for loan losses to total loans held for investment, excluding Warehouse Purchase Program loans [1]	1.13%	1.10%	1.10%	1.22%	1.16%
Allowance for loan losses to total loans held for investment	0.98%	0.91%	0.90%	0.98%	0.99%
Allowance for loan losses to total loans held for investment, excluding acquired loans and Warehouse Purchase Program loans [1,2]	1.20%	1.17%	1.17%	1.32%	1.27%

	At or for the Quarter Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Troubled debt restructured loans ("TDRs"):		(Dollars in thousands)
Performing TDRs:
Commercial real estate	$143	$145	$147	$150	$152
Commercial and industrial	1	2	—	—	—
Consumer real estate	574	600	263	265	267
Other consumer	14	21	20	23	27
Total performing TDRs	$732	$768	$430	$438	$446
Non-performing TDRs:[3]
Commercial real estate	$35	$36	$37	$39	$40
Commercial and industrial	16,183	16,328	7,984	22,946	23,338
Consumer real estate	890	916	1,343	1,401	1,618
Other consumer	9	14	25	31	38
Total non-performing TDRs	$17,117	$17,294	$9,389	$24,417	$25,034
Allowance for loan losses:
Balance at beginning of period	$71,301	$70,044	$75,091	$70,656	$64,576
Provision expense for loans	15,635	3,900	7,300	6,200	22,700
Charge-offs	(12,527)	(2,840)	(12,496)	(2,160)	(17,246)
Recoveries	99	197	149	395	626
Balance at end of period	$74,508	$71,301	$70,044	$75,091	$70,656
Net charge-offs (recoveries):
Commercial real estate	$3	$—	$—	$—	$(189)
Commercial and industrial	12,214	2,386	12,215	1,350	16,490
Construction and land	—	—	—	(75)	418
Consumer real estate	(11)	36	(10)	5	23
Other consumer	222	221	142	485	(122)
Total net charge-offs	$12,428	$2,643	$12,347	$1,765	$16,620
Allowance for off-balance sheet lending-related commitments
Provision expense (benefit) for credit losses	$28	$(157)	$(143)	$55	$(399)

[1]	All periods include a reclassification of three Warehouse relationships from the commercial and industrial category to the Warehouse Purchase Program category.

[2]	Excludes loans acquired in the Highlands and LegacyTexas acquisitions, which were initially recorded at fair value.

[3]	Non-performing TDRs are included in the non-performing assets reported above.

LegacyTexas Financial Group, Inc.
Average Balances and Yields/Rates (unaudited)

	For the Quarters Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Loans:	(Dollars in thousands)
Commercial real estate	$2,993,024	$3,030,778	$2,854,343	$2,781,472	$2,724,167
Warehouse Purchase Program [1]	965,320	1,162,890	1,192,920	1,067,512	818,262
Commercial and industrial [1]	1,904,515	1,864,686	1,850,645	1,824,388	1,848,820
Construction and land	270,899	287,965	279,189	278,986	290,856
Consumer real estate	1,227,556	1,206,371	1,176,955	1,126,744	1,090,700
Other consumer	44,891	46,094	47,169	49,721	52,655
Less: deferred fees and allowance for loan loss	(62,666)	(65,612)	(70,048)	(68,779)	(65,904)
Total loans held for investment	7,343,539	7,533,172	7,331,173	7,060,044	6,759,556
Loans held for sale	20,988	20,642	23,154	22,581	12,667
Securities	648,534	648,917	652,841	645,605	629,366
Overnight deposits	239,936	223,608	444,310	324,406	332,664
Total interest-earning assets	$8,252,997	$8,426,339	$8,451,478	$8,052,636	$7,734,253
Deposits:
Interest-bearing demand	$970,998	$925,506	$875,097	$849,633	$855,075
Savings and money market	2,745,192	2,911,726	2,857,790	2,703,291	2,652,866
Time	1,433,307	1,353,467	1,418,108	1,355,681	1,314,607
FHLB advances and other borrowings	877,502	1,007,747	1,178,031	1,142,998	1,040,835
Total interest-bearing liabilities	$6,026,999	$6,198,446	$6,329,026	$6,051,603	$5,863,383

Total assets	$8,682,461	$8,865,517	$8,889,914	$8,491,696	$8,172,072
Non-interest-bearing demand deposits	$1,576,792	$1,568,665	$1,481,654	$1,410,566	$1,341,315
Total deposits	$6,726,289	$6,759,364	$6,632,649	$6,319,171	$6,163,863
Total shareholders' equity	$973,187	$963,512	$940,606	$914,564	$900,118

	For the Quarters Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Yields/Rates:
Loans:
Commercial real estate	5.09%	5.05%	5.06%	5.08%	5.05%
Warehouse Purchase Program [1]	4.23%	3.95%	3.82%	3.70%	3.50%
Commercial and industrial [1]	5.27%	4.89%	5.00%	4.71%	5.52%
Construction and land	5.17%	5.04%	5.16%	5.12%	5.18%
Consumer real estate	4.56%	4.54%	4.54%	4.59%	4.54%
Other consumer	5.62%	5.67%	5.64%	5.57%	5.51%
Total loans held for investment	4.98%	4.81%	4.81%	4.75%	4.97%
Loans held for sale	4.04%	3.92%	3.89%	3.99%	3.85%
Securities	2.51%	2.45%	2.36%	2.40%	2.35%
Overnight deposits	1.64%	1.42%	1.36%	1.18%	0.89%
Total interest-earning assets	4.69%	4.53%	4.44%	4.42%	4.58%
Deposits:
Interest-bearing demand	0.81%	0.71%	0.67%	0.58%	0.53%
Savings and money market	0.75%	0.70%	0.68%	0.56%	0.46%
Time	1.43%	1.21%	1.10%	0.99%	0.91%
FHLB advances and other borrowings	2.32%	1.95%	1.76%	1.64%	1.51%
Total interest-bearing liabilities	1.15%	1.02%	0.97%	0.86%	0.76%
Net interest spread	3.54%	3.51%	3.47%	3.56%	3.82%
Net interest margin	3.85%	3.78%	3.71%	3.77%	4.00%
Cost of deposits (including non-interest-bearing demand)	0.73%	0.64%	0.61%	0.53%	0.47%

[1]	All periods include a reclassification of three Warehouse relationships from the commercial and industrial category to the Warehouse Purchase Program category.

LegacyTexas Financial Group, Inc.
Supplemental Information- Non-GAAP Financial Measures
(unaudited)

	At or For the Quarters Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share (net of estimated tax, except as otherwise noted)	(Dollars in thousands, except per share amounts)
GAAP net income available to common shareholders[1]	$25,687	$14,613	$28,617	$27,837	$18,111
Distributed and undistributed earnings to participating securities[1]	75	47	92	98	79
GAAP net income	25,762	14,660	28,709	27,935	18,190
Insurance settlement proceeds from pre-acquisition fraud[2]	(1,778)	—	—	—	—
One-time employee bonus related to tax law change[2]	537	—	—	—	—
(Gain) loss on one-time tax adjustments[3]	—	13,493	—	—	—
(Gain) on sale of branch locations and land[4]	—	—	(237)	—	(847)
Core (non-GAAP) net income	$24,521	$28,153	$28,472	$27,935	$17,343
Average shares for basic earnings per share	46,872,333	46,729,160	46,664,233	46,596,467	46,453,658
Basic GAAP earnings per share	$0.55	$0.31	$0.61	$0.60	$0.39
Basic core (non-GAAP) earnings per share	$0.52	$0.60	$0.61	$0.60	$0.37
Average shares for diluted earnings per share	47,564,587	47,290,308	47,158,729	47,005,554	47,060,306
Diluted GAAP earnings per share	$0.54	$0.31	$0.61	$0.59	$0.38
Diluted core (non-GAAP) earnings per share	$0.52	$0.60	$0.60	$0.59	$0.37
Reconciliation of Core (non-GAAP) to GAAP Non-Interest Income and Non-interest Expense (gross of tax)
GAAP non-interest income	$12,898	$6,901	$12,226	$12,325	$12,130
Insurance settlement proceeds from pre-acquisition fraud	(2,250)	—	—	—	—
(Gain) on sale of branch locations and land	—	—	(365)	—	(1,304)
Core (non-GAAP) non-interest income	$10,648	$6,901	$11,861	$12,325	$10,826
GAAP non-interest expense	$43,879	$40,708	$40,295	$39,589	$39,752
One-time employee bonus related to tax law change	(679)	—	—	—	—
Core (non-GAAP) non-interest expense	$43,200	$40,708	$40,295	$39,589	$39,752

[1]
Unvested share-based awards that contain nonforfeitable rights to dividends (whether paid or unpaid) are participating securities and are included in the computation of GAAP earnings per share pursuant to the two-class method described in ASC 260-10-45-60B.

[2]	Calculated net of estimated tax using a tax rate of 21%

[3]	This one-time income tax expense adjustment consists of an adjustment to the Company's deferred tax asset related to the December 22, 2017 enactment of the Tax Cuts and Jobs Act.

[4]	Calculated net of estimated tax using a tax rate of 35%

	At or For the Quarters Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Reconciliation of Core (non-GAAP) to GAAP Efficiency Ratio (gross of tax)	(Dollars in thousands)
GAAP efficiency ratio:
Non-interest expense	$43,879	$40,708	$40,295	$39,589	$39,752
Net interest income plus non-interest income	91,511	87,100	91,190	88,045	88,678
Efficiency ratio- GAAP basis	47.95%	46.74%	44.19%	44.96%	44.83%
Core (non-GAAP) efficiency ratio:
Core (non-GAAP) non-interest expense	$43,200	$40,708	$40,295	$39,589	$39,752
Net interest income plus core (non-GAAP) non-interest income	89,261	87,100	90,825	88,045	87,374
Efficiency ratio- core (non-GAAP) basis	48.40%	46.74%	44.37%	44.96%	45.50%

Calculation of Tangible Book Value per Share:
Total shareholders' equity	$979,494	$959,874	$950,092	$925,283	$899,917
Less: Goodwill	(178,559)	(178,559)	(178,559)	(178,559)	(178,559)
Identifiable intangible assets, net	(347)	(402)	(463)	(524)	(585)
Total tangible shareholders' equity	$800,588	$780,913	$771,070	$746,200	$720,773
Shares outstanding at end of period	48,264,966	48,117,390	48,040,059	48,009,379	47,940,133

Book value per share- GAAP	$20.29	$19.95	$19.78	$19.27	$18.77
Tangible book value per share- Non-GAAP	16.59	16.23	16.05	15.54	15.03

Calculation of Tangible Equity to Tangible Assets:
Total assets	$8,865,624	$9,086,196	$9,068,612	$8,970,375	$8,436,542
Less: Goodwill	(178,559)	(178,559)	(178,559)	(178,559)	(178,559)
Identifiable intangible assets, net	(347)	(402)	(463)	(524)	(585)
Total tangible assets	$8,686,718	$8,907,235	$8,889,590	$8,791,292	$8,257,398

Equity to assets- GAAP	11.05%	10.56%	10.48%	10.31%	10.67%
Tangible equity to tangible assets- Non-GAAP	9.22	8.77	8.67	8.49	8.73

Calculation of Return on Average Assets and Return on Average Equity Ratios (GAAP and Core) (unaudited)
Net income	$25,762	$14,660	$28,709	$27,935	$18,190
Core (non-GAAP) net income	24,521	28,153	28,472	27,935	17,343
Average total equity	973,187	963,512	940,606	914,564	900,118
Average total assets	8,682,461	8,865,517	8,889,914	8,491,696	8,172,072
Return on average common shareholders' equity	10.59%	6.09%	12.21%	12.22%	8.08%
Core (non-GAAP) return on average common shareholders' equity	10.08	11.69	12.11	12.22	7.71
Return on average assets	1.19	0.66	1.29	1.32	0.89
Core (non-GAAP) return on average assets	1.13	1.27	1.28	1.32	0.85